UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2014

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California
(Address of Principal Executive Offices)

90502
(Zip Code)

310-787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Pursuant to a Separation Agreement (the “Separation Agreement”), dated as of July 16, 2014, between Farmer Bros. Co., a Delaware corporation (the “Company”), and Mark A. Harding, the Company’s Senior Vice President of Operations, Mr. Harding’s employment with the Company and its subsidiaries shall terminate as of July 31, 2014. In connection with the separation, Mr. Harding will be paid certain severance payments, including salary continuation in the aggregate amount of $261,375, and will receive certain other assorted separation benefits. In addition, in order to accommodate a smooth transition of Mr. Harding’s responsibilities, Mr. Harding has agreed to provide consulting services to the Company through December 31, 2014. During the consulting period, Mr. Harding will receive a monthly retainer of $32,000 and certain COBRA benefits. The Separation Agreement, setting forth the terms of the severance and consulting arrangement, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated as of July 16, 2014, by and between Farmer Bros. Co. and Mark A. Harding

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 17, 2014

FARMER BROS. CO.

By:	/s/ Mark J. Nelson
Name: Mark J. Nelson
Title: Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement, dated as of July 16, 2014, by and between Farmer Bros. Co. and Mark A. Harding